U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 22, 2017

SUNSHINE BIOPHARMA, INC.
(Exact name of small business issuer as specified in its charter)

Colorado	000-0-52898	20-5566275
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID No.)

469 Jean-Talon West
3rd Floor
Montreal, Quebec, Canada H3N 1R4
(Address of principal executive offices)

(514) 764-9698
(Issuer’s Telephone Number)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

We had previously reported in our Form 10-K for our fiscal year ended December 31, 2016 and Form 10-Q for the three months ended March 31, 2017, that pursuant to terms included in certain Subscription Agreements with us, we had undertaken to obtain a valuation report (the “Report”) on our issued and outstanding shares by an independent valuation firm. To comply with this obligation, on March 9, 2017, we engaged MNP LLP (“MNP”) to provide us with such Report.

On June 22, 2017, MNP issued its Report, which arrived at an estimated en bloc Fair Market Value at March 31, 2017 (the Valuation Date), of our issued and outstanding shares, in the range of $977.0 million to $1,133.0 million.

MNP is one of the largest public accountancy firms in Canada (www.mnp.ca). The Montréal Valuation Practice (the “Practice”) is engaged in the valuation of businesses, business ownership interests, and securities and intangible assets in connection with business combinations, distributions of listed and unlisted securities, private placements, exchanges of shares, corporate and financial reorganizations, going-private transactions, leveraged buy-outs, fair value measurement of assets and liabilities for purchase price allocation and annual impairment testing for financial reporting pursuant to generally-accepted accounting principles both in Canada and the United States. The Practice has performed more than 3,000 valuations of public and private companies throughout Canada and in the United States during the past thirty years. Members of the Practice have also been playing an active role in the Canadian and U.S. professional societies of which they are accredited members, including serving on governing boards and standards-promulgating committees.

MNP is not an insider, associate, or affiliate of our Company or any of our affiliates, associates, or shareholders (collectively, the “Interested Parties”). MNP does not own shares in the Company, nor does it have any agreements, commitments, or undertakings in respect of any future business involving any of the Interested Parties. MNP’s professional fees for services rendered in preparing the Report were not contingent, in whole or in part, on the conclusions reached therein and were based strictly on the professional time expended on the engagement at their standard hourly rates.

It is not anticipated that the results of this valuation will have any impact on our financial statements.

Item 7.01 Regulation FD Disclosure

Our Press Release relating to the Valuation described above is attached as Exhibit 99.6 and is hereby incorporated.

Item 9.01 Financial Statements and Exhibits

(b) Exhibits. The following exhibits are included in this report:

No.	Description
99.6	Press Release Announcing Valuation Report Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 22, 2017	SUNSHINE BIOPHARMA, INC.
(Registrant)

	By:	/s/ Dr. Steve N. Slilaty
Dr. Steve N. Slilaty
Chief Executive Officer

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